Exhibit 10.51

SUBLEASE

THIS SUBLEASE ("Sublease") is dated as of December 13, 2005, by and between Anacomp, Inc., an Indiana corporation ("Sublandlord"), and American Technology Corporation, a Delaware corporation ("Subtenant").

RECITALS

A. Sublandlord is tenant under that certain Office Lease dated June 14, 2002 (the "Main Lease") with Kilroy Realty, L.P., a Delaware limited partnership ("Master Landlord"), as landlord, whereby Master Landlord leases to Sublandlord a single story building containing approximately 68,910 rentable square feet of space located at 15378 Avenue of Science, San Diego, California 92128 (the "Building", and together with the entirety of the premises leased by Sublandlord under the Main Lease, the "Original Premises").

B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, a portion of the Building (the "Sublet Premises") comprised of approximately 23,698 square feet of office space, which square footage includes approximately 50% of the lobby area of the Building as depicted on the Floor Plan (defined below) (the "Lobby Area") and the computer room. A graphic depiction of the Sublet Premises is contained in Exhibit A attached hereto (the "Floor Plan").

C. The parties are agreeable to entering into a sublease of the Sublet Premises on the terms and conditions set forth below.

D. Unless otherwise defined in this Sublease, all capitalized terms used herein have the meanings ascribed to them in the Main Lease.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Sublet Premises. Subject to the terms, conditions and covenants hereinafter set forth, Sublandlord hereby subleases the Sublet Premises to Subtenant, and Subtenant hereby hires and accepts the Sublet Premises from Sublandlord. In addition, and as part of this Sublease, Sublandlord shall lease to Subtenant, and Subtenant shall lease from Sublandlord, any and all existing permanently attached improvements in the Sublet Premises (the "Improvements") upon all of the terms, covenants and conditions herein contained. As used herein, the term "Sublet Premises" shall also include the Improvements for the purposes of Subtenant's maintenance,, repair and surrender obligations. Consistent with the Main Lease, Subtenant shall use the Sublet Premises solely for general office, assembly, research and development, or any other legally permitted use pursuant to the M1B zoning (or successor zoning designation) applicable to the Building. The precise square footage of the Sublet Premises may vary slightly (not greater than 3% of the amount set forth thereon) from the square footage described in Recital B above because it is subject to space planning and final measurement. Before Subtenant takes possession of the Sublet Premises, Sublandlord and Subtenant shall mutually agree upon the precise rentable square footage of the Sublet Premises (the "Net Square Footage") using current industry measuring standards endorsed by the Building Owners and Managers Association but consistent with any such standard set forth in the Main Lease (the "BOMA Standard").

(a) As part of Subtenant's rights under this Sublease which are subject to its quiet enjoyment protections set forth in Section 40 below, Subtenant shall have the non-exclusive right in common with Sublandlord and any other subtenants and occupants of the Building to use the Lobby Area and, if applicable, any common areas of the Original Premises that are required for Subtenant's access to, and use and enjoyment of, the Sublet Premises (collectively, the "Building Common Areas"). Neither Sublandlord nor Subtenant shall cause or permit any obstruction of or interference with the other party's rights to use the Building Common Areas for their intended purposes.

(b) Subtenant shall have the non-exclusive use of a portion of the exterior of the roof of the Building (the "Roof Area") for the installation of Telecommunications Equipment (as defined in Article 22 of the Main Lease), as such location shall be approved in advance by Sublandlord (which approval shall not be unreasonably withheld or delayed), and shall have the non-exclusive right to install connector cables within the Building as necessary to connect the Telecommunications Equipment to the equipment in the Sublet Premises subject to all of the terms and conditions of Article 22 of the Main Lease (including, without limitation, any and all approvals required from Landlord) and the following conditions: (1) prior to submission to the City of San Diego, if required and Landlord, Subtenant shall provide to Sublandlord for review and approval, complete plans and specifications for the Telecommunications Equipment which shall include a list of all such equipment and the proposed location for the installation of the same; (2) Subtenant shall, at Subtenant's sole cost and expense, obtain any and all required permits for any such installation and operation of such Telecommunications Equipment, including, without limitation all building permits and shall provide Landlord and Sublandlord with copies of the same; (3) Subtenant shall comply with all applicable covenants, conditions and restrictions and all governmental rules and regulations applicable to the installation and operation of such Telecommunications Equipment, including, without limitation, any requirements for screening of the same and FCC requirements; and (4) Subtenant shall, at its sole cost, remove such Telecommunications Equipment upon the expiration or earlier termination of this Sublease and shall return the affected portion of the Building and the roof of the Building to the condition required by Landlord pursuant to the terms and conditions of the Main Lease. Any costs related to Subtenant's installation or use of Telecommunications Equipment that are passed through to Sublandlord pursuant to the Main Lease shall be reimbursed to Sublandlord by Subtenant within ten (10) days after Sublandlord's delivery of a written demand therefor.

2. Term. The term of this Sublease (the "Term") shall be the period commencing on January 1, 2006 (the "Commencement Date") and ending at midnight on May 31, 2011 (the "Expiration Date"), unless sooner terminated as herein provided.

3. Early Access. Prior to the Commencement Date of this Sublease (but after the Master Landlord has consented in writing to this Sublease). Subtenant shall have access to the Sublet Premises and the Building Common Areas and Roof Area to prepare the Sublet Space for occupancy (i.e., installing furniture, fixtures and equipment, telecommunications equipment and storing tiles). In particular, Sublandlord shall vacate the portion of the Sublet Premises designated as area "A" in the Floor Plan, and with the exception of the Improvements and the FF&E (hereinafter defined), such area shall be cleared of all persons and personal property, and following the execution and delivery of this Sublease by the parties, Sublandlord shall allow Subtenant to occupy such area, within 2 business days after the execution and delivery of this Sublease by Sublandlord and Subtenant, for the purpose of commencing improvements and preparing such space for occupancy. If Subtenant occupies the Sublet Premises before the Commencement Date for any use other than construction of Subtenant's improvements thereto or staging Subtenant's personal property in the Sublet Premises, Subtenant shall be liable (for the period commencing on the date of such early access to the Commencement Date) for its share of the cost of utilities enjoyed by Subtenant during that period as reasonably determined by Sublandlord pursuant to invoices and other supporting documentation submitted to Subtenant. Any ear]y access shall not give rise to a right of possession in Subtenant's favor unless and until the condition precedent described in Section 4 below has been met.

4. Condition Precedent. The effectiveness of this Sublease is conditioned upon Master Landlord's signature and delivery of the "Consent to Sublease" at the end of this Sublease within ten (10) business days after Sublandlord and Subtenant have executed this Sublease. Sublandlord shall use commercially reasonable and diligent efforts to obtain Master Landlord's signature and to cause Master Landlord to deliver such Consent to Sublease within such period. Unless and until such signature is delivered by Master Landlord to Sublandlord, this Sublease shall not bind or benefit Sublandlord or Subtenant, and Subtenant shall have no right to access the Sublet Premises early or otherwise take possession of the Sublet Premises. If Sublandlord shall not have obtained Master Landlord's signature to the Consent to Sublease in the form attached hereto within such ten business day period, then Subtenant shall be entitled to negotiate the terms and conditions of such consent directly with Master Landlord, subject only to Sublandlord's right to review and approve the final form of the Consent to Sublease, which approval shall not be unreasonably withheld, conditioned or delayed by Sublandlord. If despite its reasonable efforts Subtenant is unable to obtain the Consent to Sublease in the form attached hereto by December 21, 2005, Subtenant shall have the right to terminate this Sublease by delivery of written notice of its election to terminate to Sublandlord on or before December 27, 2005.

5. Lobby Improvements. Subject to the requirements of Article 8 of the Main Lease and subject to Force Majeure as defined in Section 29.16 of the Main Lease, Sublandlord agrees to use its commercially reasonable efforts to cause those certain Lobby Area improvements set forth in the space plan prepared by Smith Consulting Architects and attached hereto as Exhibit D (the "Lobby Improvements") to be substantially completed within thirty (30) days after the Master Landlord's signature and delivery of the Consent to Sublease pursuant to the terms of Article 4 above. Sublandlord shall pay up to a maximum of Ten Thousand Dollars ($10,000) toward the actual expenses of the Lobby Improvements (the "Sublandlord Costs"); any construction costs or other expenses in excess of the Sublandlord Costs (the "Subtenant Costs") shall be the sole obligation of Subtenant. Subtenant will reimburse Sublandlord for the Subtenant Costs within fifteen (15) days after Sublandlord delivers to Subtenant a written demand for reimbursement along with invoices reasonably acceptable to Subtenant evidencing such Subtenant Costs.

6. Intentionally Omitted.

7. Subordinate to Main Lease. This Sublease is and shall be subject and subordinate to the Main Lease, a copy of which is attached hereto as Exhibit B, and to all matters of record concerning the Sublet Premises; provided, however, that in the event of any inconsistencies between the terms and provisions of the Main Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern as between Sublandlord and Subtenant only. Sublandlord agrees that it will not voluntarily enter into any agreement with Master Landlord hereafter which would result in the termination of flee Main Lease (insofar as it covers the Sublet Premises) prior to the Expiration Date.

8. Compliance with Main Lease.

8.1 Except for the "Excluded Provisions" (defined below), all terms, covenants and conditions of the Main Lease (the "Incorporated Provisions") are incorporated herein by reference. The following terms and conditions contained in the Main Lease are excluded from this Sublease: Summary of Basic Lease Information, Sections 2.2, 3.1, 3.2, 6. 1, Article 21, Sections 29. 13, and 29.24, Exhibit B, Exhibit C, Exhibit G and Exhibit H (collectively, the `Excluded Provisions"); and the following terms and conditions of the Main Lease are modified, as between Sublandlord and Subtenant only, as follows:  Section 1.1 is modified to eliminate any Tenant Work Letter, Section 4.4 is modified to provide that Subtenant shall pay Subtenant's Share (as defined in Section 10.3 below) of Direct Expenses for each Expense Year in excess of the Direct Expenses for the 2006 Expense Year; Section 6.2 is modified to provide that Sublandlord shall maintain the Building Systems as a Direct Expense (provided that no expenses associated with such maintenance and repair obligations, which under prudent standards of building management would have been incurred during the 2006 Expense Year shall be payable by Subtenant if incurred after the 2006 Expense Year); Article 7 is modified to provide that Sublandlord shall maintain the BS Exception items subject to the limitations of Section 6.2 as modified above, and further subject to Subtenant's obligation to pay for any repairs to the extent caused due to Subtenant's use of the Sublet Premises for other than normal and customary business operations; Article 7 is modified to provide that Sublandlord shall maintain the BS Exception items, and to provide that as between Sublandlord and Subtenant, if Master Landlord makes any repairs as the result of Sublandlord's or Subtenant's negligence or willful misconduct, the party causing such damage shall indemnify the other for the costs payable to Master Landlord pursuant to such repairs; Section 8.2 is modified to provide that Subtenant is not responsible for removing any Alterations to the Sublet Premises previously made by Sublandlord; Section 10.2 to the extent that the insurance coverages to be carried by Master Landlord shall be carried solely by Master Landlord and not Sublandlord, Section 10.3.2 is modified to provide that Subtenant shall not be obligated to insure any original improvements; as between Sublandlord and Subtenant only. Article 14 of the Lease is superseded by Section 22 below. Except to the extent that the Incorporated Provisions are inapplicable to, inconsistent with or are modified by the provisions of this Sublease, the Incorporated Provisions binding or inuring to the benefit of Master Landlord shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord; provided Sublandlord will make reasonable efforts not to interfere with Subtenant's business on the Sublet Premises, and the Incorporated Provisions binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if the Incorporated Provisions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the words "Premises" or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean the Sublet Premises. Notwithstanding the foregoing, to the extent provisions of the Main Lease are unique and personal to Sublandlord's interest in the Retained Premises pursuant to the Main Lease such that only Sublandlord could feasibly comply with such provisions, then Subtenant shall not be required to comply with such provisions.

8.2 The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two days, so that in each instance Subtenant shall have two days less time to observe or perform hereunder than Sublandlord has as the tenant under the Main Lease, except that:

(a) Any such time limits which are seven days or less shall instead be shortened in each instance by three business days, and

(b) any such time limits which are three days or less shall instead expire on the same day such time limit expires under the Main Lease.

8.3 Neither Subtenant nor Sublandlord shall do or permit to be done any act or thing which may constitute a breach or violation of the Incorporated Provisions. Each party hereto shall indemnify, defend, protect and hold the other party hereto harmless from any and all damages, claims, loss, liability, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from such indemnifying party's breach or violation of any of the Incorporated Provisions. Subject to any nondisturbance agreement between Master Landlord and Subtenant and the terms of the Main Lease (including, without limitation, the terms of Section 14.7 of the Main Lease), if Sublandlord's interest as tenant under the Main Lease terminates for any reason, then this Sublease shall terminate simultaneously therewith.

8.4 If any of the express provisions of this Sublease shall conflict with any of the Incorporated Provisions, such conflict shall be resolved in favor of the express provisions of this Sublease. If Subtenant receives any notice or demand from Master Landlord under the Main Lease, Subtenant shall deliver a copy thereof to Sublandlord by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Subtenant's receipt of such notice. If Sublandlord receives any notice of default from Master Landlord under the Main Lease or any other demand which affects the Sublet Premises, Sublandlord shall deliver a copy thereof to Subtenant by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Sublandlord's receipt of such notice.

8.5 Sublandlord hereby represents and warrants the following to Subtenant:

(a) Sublandlord has paid all rent currently due under the Main Lease;

(b) Sublandlord knows of no event which is or upon written notice and expiration of any cure period would be an event of default under the Main Lease;

(c) Sublandlord knows of no defect as to Building Systems which would make any part of the Sublet Premises unsuitable for Subtenant's use; and

(d) The copy of the Main Lease attached hereto is true, correct and complete and there are no other agreements affecting the Sublet Premises.

9. Performance by Sublandlord. Sublandlord shall not be required to furnish, supply or install anything required to be furnished, supplied or installed by Master Landlord wider any article of the Main Lease. Notwithstanding the foregoing, with respect to work, services, repairs and restoration or the performance of other obligations required of Master Landlord under the Main Lease, Sublandlord, upon written request from Subtenant, shall use reasonable efforts to enforce Master Landlord's obligations tinder the Main Lease and/or cooperate with Subtenant in its efforts to do so. Sublandlord shall have no liability or responsibility whatsoever for Master Landlord's failure or refusal to perform under the Incorporated Provisions. Subtenant shall have the right to instruct Master Landlord with respect to the performance by Master Landlord of Master Landlord's obligations as landlord under the Main Lease. Upon Sublandlord's receipt of a written notice from Subtenant with respect to any of Sublandlord's obligations as Sublandlord under this Sublease, where Sublandlord has failed to perform such obligation because of a failure of Master Landlord to perform its obligation under the Main Lease, then Sublandlord will use its reasonable efforts to cause Master Landlord to observe and perform the same, provided, however, that Sublandlord does not guarantee Master Landlord's compliance with the Incorporated Provisions nor shall Sublandlord have any obligation to pursue any litigation against Master Landlord in order to enforce any obligation of Master Landlord's under the Main Lease, and provided further, if Sublandlord is unsuccessful in its efforts, Sublandlord shall direct Subtenant, in the name of Sublandlord if necessary, to pursue its claim directly against Master Landlord which shall be done at Subtenant's sole cost and expense. If Master Landlord fails to perform any obligation under the Main Lease for which Subtenant has given Sublandlord a written notice with respect thereto, Sublandlord and Subtenant shall cooperate with each other and keep each other reasonably informed as to the status of any efforts and/or litigation relating to enforcing Master Landlord's obligations under the Main Lease. Subtenant shall not in any event have any rights in respect of the Sublet Premises greater than Sublandlord's rights in respect of the Sublet Premises. As to the Incorporated Provisions, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever (except as expressly set forth in this Sublease), except for (i) Sublandlord's obligation to pay Rent due and to perform its other obligations arising under the Main Lease, and (ii) Sublandlord's obligation to use reasonable efforts, upon the written request of Subtenant, to cause Master Landlord to observe and/or perform its obligations under the Main Lease. Notwithstanding the foregoing or anything else herein to the contrary, Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all basic rent and additional rent payable by Sublandlord pursuant to the Main Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublet Premises and to the extent that Subtenant continues to pay Rent (as defined in Section 10.4 below) to Sublandlord as required under this Sublease, and that Sublandlord shall extend all reasonable cooperation to Subtenant to enable Subtenant to receive the benefits under this Sublease, as the same are dependent upon performance under the Main Lease.

10. Rent.

10.1 Base Rent. Subtenant shall pay to Sublandlord, as monthly base rent for the Sublet Premises ("Base Rent"), an amount equal to one dollar and twenty five cents ($1.25) per rentable square foot based on the Net Square Footage of the Sublet Premises. Subtenant shall pay Base Rent to Sublandlord in advance of the first day of each month during the Term at the offices of Sublandlord identified in Section 26 below or elsewhere as Sublandlord shall direct. In accordance with the subletting obligations of the Main Lease, if Subtenant receives a written notice from Master Landlord that the Sublandlord is in default under the Main Lease beyond any applicable notice and cure period and Master Landlord directs Subtenant to pay Rent directly to Master Landlord, then Subtenant shall be permitted to pay the Rent due under this Sublease directly to or as directed by the Master Landlord, which payments shall be credited against any Rent payments due under this Sublease, and Sublandlord hereby consents to such payments by Subtenant to Master Landlord.

10.2 Initial Abatement Period. In lieu of Sublandlord contributing money toward the cost of tenant improvements in the Sublet Premises (other than toward the Lobby Improvements and Computer Room Improvements referred to in Section 5 above), Subtenant shall have no obligation to pay any Base Rent to Sublandlord that would otherwise be payable by Subtenant with respect to the period which begins on the Commencement Date and ends at midnight on March 15, 2006.

10.3 Additional Charges. Subtenant shall pay to Sublandlord, concurrently with its payment of Base Rent, all Additional Charges. As used herein, "Additional Charges" shall mean Subtenant's Proportionate Share of the incremental increase in "Direct Expenses" (as defined in the Main Lease) plus Building System maintenance expenses above the actual Direct Expenses plus Building System maintenance expenses for the 2006 "Expense Year" (as defined in the Main Lease) plus Building System maintenance expenses for the Building, and all other amounts payable by Subtenant to Sublandlord under this Sublease. As used herein, "Subtenant's Proportionate Share" means a fraction, the numerator of which is the Net Square Footage of the Sublet Premises (to be determined in accordance with Section 1 above) and the denominator of which is the total square footage of the Building (i.e., 68,910, per the Main Lease).

10.4 Payment of Rent. "Rent" (which term shall include Base Rent and any Additional Charges) shall be paid promptly when due, without notice or demand and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever: provided that (a) if Sublandlord's obligation to pay Rent (as such term is defined in the Main Lease) under the Main Lease shall be abated for a reason that is also applicable to the Sublet Premises (i.e., the Sublet Premises are affected in a substantially similar manner as the balance of space in the Building is affected), Subtenant's obligation to pay Rent under this Sublease shall be proportionately abated, (b) if Sublandlord is entitled to any rent credits wider the Main Lease for a reason that is also applicable to the Sublet Premises, Subtenant shall be entitled to a proportionate rent credit under this Sublease and (c) if Sublandlord receives any reimbursements for any payment of Direct Expenses under the Main Lease,, Sublandlord shall pay to Subtenant within 30 days of such receipt Subtenant's Proportionate Share of the amount reimbursed to Sublandlord. Rent shad be paid to Sublandlord by Subtenant at the address of Sublandlord set forth in Section 26 below or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Rent due under this Sublease; nor shall any endorsement or statement on airy check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord.

10.5 Services. Subtenant shall arrange for janitorial, electrical and telephone service to be provided directly to the Sublet Premises and shall be responsible for all costs associated with the initiation of such service (including metering costs which may be accomplished by a separate meter) and all costs of Subtenant's janitorial service and electrical and telephone usage. Subtenant acknowledges and understands that the Base Rent payable by Subtenant to Sublandlord is "net" of the cost of supplying (i) electricity consumed by Subtenant and (ii) janitorial services for the Sublet Premises. If a separate meter cannot be installed then the determination of Subtenant's electrical usage shall be based on a reasonable estimate of Subtenant's share of electrical usage in the Sublet Premises.

10.6 Possession Date. Subtenant hereby agrees that if Subtenant takes possession of the Sublet Premises prior to the Commencement Date, then from and after the date Subtenant takes possession of the Sublet Premises (the "Possession Date"), all of Subtenant's obligations and duties under this Sublease shall be effective except for the obligation to pay Base Rent. Notwithstanding the foregoing, commencing on the Possession Date and continuing until the Commencement Date, Subtenant shall be responsible for payment of Subtenant's Proportionate Share of all utility costs attributable to its possession of the Sublet Premises.

11. Security Deposit. On or before the Possession Date, there shall be due and payable by Subtenant a security deposit in the form of cash or an irrevocable letter of credit in form and content acceptable to Sublandlord, in an amount equal to two (2) months' Base Rent, (or in the amount of $55,265.00 if the Base Rent cannot then be calculated because the Net Square Footage of the Sublet Premises has not yet been determined in accordance with Section 1 above). Such deposit shall be held by Sublandlord (without any obligation to pay interest thereon or segregate such monies from Sublandlord's general funds) as security for the performance of Subtenant's obligations under this Sublease. It is expressly understood that the security deposit is not an advance payment of Base Rent or a measure of Sublandlord's damages in the event of Subtenant's default under this Sublease. Upon the occurrence of any event of default by Subtenant or breach by Subtenant of its covenants under this Sublease, Sublandlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use, apply, or retain all or part of the security deposit for the payment of any Base Rent or other sum in default or breach, or to compensate Sublandlord for any costs and expenses actually incurred by Sublandlord to cure such default or breach or incurred by Sublandlord as a result of any uncured default or breach in accordance with this Sublease. If any portion of the security deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefor, deposit cash with Sublandlord or replenish the letter of credit in an amount sufficient to restore the security deposit to the amount required hereunder. Subtenant's failure to do so shall be a default under this Sublease. The balance of the security deposit shall be returned by Sublandlord to Subtenant at such time after termination of this Sublease and when all of Subtenant's obligations have been fulfilled. Subtenant shall not be entitled to any interest on the security deposit. Subtenant hereby waives the provisions of California Civil Code section 1950.7 or any successor statute (which waiver is intended to include, without limitation, any and all limitations on use of the deposit as security for all of Landlord's damages arising out of a tenant's breach of its obligations under a lease).

12. Physical Condition. Subject to the terms of Article 3 above. Sublandlord shall vacate the Sublet Premises on or before the Commencement Date, and with the exception of the Improvements and the FF&E, the Sublet Premises shall be cleared of all persons and personal property, in a "broom clean" condition with all carpeting vacuumed and all cabling of the Sublet Premises left in a neat and orderly condition, and otherwise in "as is/where is" condition. Except as specifically provided herein, Sublandlord shall have no obligations under this Sublease or otherwise to perform any work, alterations, installations or to remove any asbestos or asbestos-containing materials, if any, from the Sublet Premises or elsewhere. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Sublet Premises. Subtenant acknowledges that the Sublet Premises are in good order and condition and agrees that there are no representations and warranties except as specifically set forth herein, express or implied, by Sublandlord regarding the condition of the Sublet Premises or the Building. Notwithstanding the foregoing, Sublandlord represents that (a) as of the date hereof, to the best of Sublandlord's current, actual knowledge, it has received no written notice of violation from any governmental agency having jurisdiction over the Sublet Premises or the Building of applicable building codes, regulations, statutes, laws, rules, or ordinances (collectively, "Laws") including, those Laws relating to Hazardous Materials (as defined in the Main Lease) and the Americans with Disabilities Act ("ADA") and Title 24 requirements of the State of California, (b) as of the date hereof, Sublandlord has no current, actual knowledge of the existence or presence of any Hazardous Materials in, on, under or about the Sublet Premises or the Building, and has received no notice of the existence or presence of any Hazardous Materials in, on, under or about the Sublet Premises or the Building; and (c) all mechanical, electrical and other systems, including the HVAC systems serving the Sublet Premises, are in good working order. As used in this Section 12, Sublandlord's current, actual knowledge means the current, actual knowledge of Paul Najar, its General Counsel, and Chris vain der Woerd, its facilities manager, without the benefit of any inquiry or investigation and without the duty to conduct any inquiry or investigation and without the imputation of any knowledge from others. Sublandlord represents and warrants that Paul Najar and Chris van der Woerd are the individuals that are most likely to be the personnel of Sublandlord that is most knowledgeable as to the matters on which Sublandlord is making representations and warranties.

13. Alterations. Subtenant shall not make any alterations or additions to the Sublet Premises without first complying fully with all of the requirements and conditions set forth in Article 8 of the Main Lease.

14. Restoration. If the Sublet Premises or the Building are damaged by fire or other peril and Master Landlord is required or elects to and does repair same pursuant to Article 11 of the Main Lease, Subtenant shall be entitled to a proportionate reduction of the Rent payable hereunder while such repairs are being made, based on the extent to which the malting of such repairs shall materially interfere with the business carried on by Subtenant on the Sublet Premises, such reduction in no event to exceed the proportional rent abatement actually received by Sublandlord for the Sublet Premises during such period. If Master Landlord elects to terminate the Main Lease pursuant to Article 11 of the Main Lease, this Sublease shall terminate simultaneously with termination of the Main Lease, and Subtenant shall be entitled to a rent abatement until the date of termination, in no event to exceed the proportional rent abatement actually received by Sublandlord under the Main Lease for the Sublet Premises during such period. This Sublease shall not terminate by reason of any such damage unless and until the Main Lease terminates as to the Sublet Premises. Except as provided in the Main Lease, Sublandlord shall have no obligation to repair any such damage to the Sublet Premises and, except as provided herein, Subtenant shall not be entitled to any compensation or damages from Sublandlord for loss of the use of the whole or any part of the Sublet Premises, Subtenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

15. Parking. Subtenant shall have the exclusive right, without charge, to use Subtenant's Proportionate Share of the 275 parking spaces for the Building during the Term in connection with Subtenant's occupancy of the Sublet Premises. Subtenant's Proportionate Share of the parking space shall be 93 parking spaces. Subtenant's guests and invitees may use parking spaces which are not allocated or reserved for Sublandlord or other occupants or visitors of the Building on a first-come, first-served basis.

16. Heating. Ventilation and Air Conditioning. Heating, ventilation and air conditioning ("HVAC") shall be provided to the Sublet Premises during the hours of Monday through Friday, from 7:30 A.M. to 6:00 P.M., except for recognized national and local holidays. Subtenant acknowledges that Sublandlord contracts for and pays for all utilities (including without limitation electricity) pursuant to the Main Lease and, as such, Subtenant shall pay to Sublandlord the Subtenant's Proportionate Share of such costs on a monthly basis unless Subtenant contracts directly from the utility provider for any such utility services. Upon Subtenant's request, Sublandlord shall provide, subject to reimbursement from Subtenant at Sublandlord's actual cost, after-hours HVAC service to the Sublet Premises on an hourly basis.

17. Signage. Subject to the terms and conditions of the Main Lease, Sublandlord shall cause Master Landlord or its contractor to install, at Subtenant's cost, monument signage located adjacent to the main entrance to the Building in a manner which adequately identifies Subtenant as an occupant of the Building and which is approved by Subtenant in its reasonable discretion. Such Subtenant signage rights shall be subject to and shall comply with the City of San Diego's Signage ordinance and related regulations and the CC&Rs. Subtenant also shall pay all costs associated with removal of such signage upon the expiration or earlier termination of this Sublease.

18. Furniture, Fixtures and Equipment. During the term of this Sublease, Subtenant may use, without additional charge but as additional consideration for entering into this Sublease, certain furniture, fixtures and equipment ("FF&E") in its "As Is" condition presently located within the Sublet Premises as described in Exhibit C attached hereto. If Exhibit C is not attached hereto as of the Effective Date of this Sublease, Sublandlord and Subtenant shall agree upon a complete inventory of the FF&E within one week following the Commencement Date and include such inventory in Exhibit C. Upon the Expiration Date or earlier termination of this Sublease, Subtenant shall return to Sublandlord the FF&E in its "As Is" condition as of the Commencement Date, less normal wear and tear.

19. Letter of Credit. On or before the Commencement Date, Sublandlord shall provide to Subtenant an irrevocable letter of credit in the amount of Fifty Thousand Dollars ($50,000) in favor of Subtenant (the "Letter of Credit"). If any of Subtenant's rights under this Sublease are adversely affected by any act or omission of Sublandlord which causes the Master Landlord to terminate the Main Lease precluding Subtenant's continued lawful occupancy of the Sublet Premises at the same rent prior to the Expiration Date, Subtenant may draw upon the Letter of Credit to the extent necessary to offset any relocation costs or increased rent for the Sublet Premises actually incurred by Subtenant or any other costs and expenses reasonably incurred by Subtenant arising therefrom and from Subtenant being so precluded from lawfully occupying the Sublet Premises at the same rent. Notwithstanding the foregoing, Sublandlord shall indemnify, defend, protect and hold Subtenant harmless from any and all damages, claims, loss, liability, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from Sublandlord's breach, or other termination of this Sublease or the Main Lease except as expressly permitted herein (including any provisions of the Main Lease incorporated herein); provided, however, that Subtenant shall have a duty to take commercially reasonable steps to mitigate any such damages, claims, loss, liability, cost and expense. Upon the termination or expiration of this Sublease in a manner not arising from a Sublandlord's act or omission, Sublandlord shall be entitled to a return of the Letter of Credit so that it can be cancelled.

20. Compliance with ADA. As of the Possession Date, Sublandlord shall deliver to Subtenant the Sublet Premises in a condition which complies with all requirements of the federal Americans with Disabilities Act of 1990, as amended ("ADA"). Throughout the Term of this Sublease, upon making any additions or alterations to the Sublet Premises, Subtenant shall cause such additions or alterations to comply with all ADA requirements.

21. Hazardous Materials. Subtenant shall in all respects comply with Section 29.33 of the Main Lease pertaining to Hazardous Materials and Environmental Laws. The parties' respective obligations, tights and remedies with respect to the release or discharge of Hazardous Materials or the violation of any Environmental Laws shall be governed by Section 29.33 of the Main Lease, as incorporated herein by Article 8 of this Lease. The violation of any Environmental Laws by Subtenant including, but not limited to, the release or discharge of any Hazardous Materials in violation thereof, shall be a material default by Subtenant under this Sublease. In addition to or in lieu of the remedies available under this Sublease as a result of such material default, Sublandlord shall have the right, without terminating this Sublease, to require Subtenant to suspend its operations and activities on the Sublet Premises until Sublandlord is satisfied that appropriate Remedial Work has been or is being adequately performed. Sublandlord's election of this remedy shall not constitute a waiver of Sublandlord's tight thereafter to declare a default and pursue other remedies set forth in this Sublease.

22. Assignment and Subletting. Subtenant shall not, by operation of law, merger, consolidation or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Sublet Premises or any part or puts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Sublet Premises by any person (except for occupancy by Subtenant and Subtenant's employees in accordance with the terms of this Sublease); provided however, subject to complying with any requirements contained in the Main Lease, Subtenant shall be permitted to sublease up to and including 49% of the Net Square Footage of the Sublet Premises upon obtaining the advance written consent of Sublandlord, which consent shall not be unreasonably withheld.

23. Right of First Refusal. If Sublandlord receives an acceptable bona fide offer from a third party ("Bona Fide Offer") desiring to sublease from Sublandlord any portion of the Premises (as defined in the Main Lease) retained by Sublandlord (the "Retained Premises") during the Term of this Sublease (the "First Refusal Space"), then Sublandlord agrees that Subtenant shall have a right of first refusal (the "Right of First Refusal") to sublet such First Refusal Space on the following terms and conditions. Sublandlord shall promptly provide Subtenant with a copy of the Bona Fide Offer, which shall set forth the anticipated date on which the First Refusal Space will be available for occupancy by Subtenant and the base rental applicable to the subletting of such First Refusal Space. Within a period of five (5) business days after Sublandlord provides to Subtenant a copy of the Bona Fide Offer, Subtenant may exercise by written notice to Sublandlord its Right of First Refusal to sublease the First Refusal Space for the balance of the Term, commencing on the commencement date set forth in Sublandlord's notice, on the same terms and conditions as those contained in this Sublease, except that Base Rent for the First Refusal Space shall be the base rent set forth in Sublandlord's notice. If Subtenant fails to provide such written notice within the five (5) business day period, Sublandlord shall be entitled to enter into a sublease with a third party on the same terms and conditions set forth in the Bona Fide Offer; provided that if Sublandlord and any third pity are unable to execute a mutually acceptable sublease within ninety (90) days after the date on which Subtenant's exercise of the Right of First Refusal was due (but not delivered), then Subtenant's Right of First Refusal shall be reinstated as to the First Refusal Space. Upon the timely and irrevocable exercise of Subtenant's Right of First Refusal, Sublandlord and Subtenant shall enter into a written amendment to this Sublease specifying that the First Refusal Space is part of the Sublet Premises under this Sublease and containing other appropriate terms and provisions relating to the subletting of the First Refusal Space by Subtenant, including without limitation any increase in Base Rent and Subtenant's Proportionate Share of Direct Expenses. Subtenant acknowledges and understands that its rights hereunder are subject to the rights of Master Landlord under the Main Lease.

24. Consents and Approvals. Where Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable and in good faith if Master Landlord's consent or approval is also required and such consent or approval has not been obtained from Master Landlord; provided, however, Sublandlord covenants to use reasonable efforts, at the sole cost and expense of Subtenant (including, without limitation, reasonable attorneys' fees and expenses), to obtain the consent or approval of Master Landlord and will indicate to Master Landlord in those cases where its approval is conditioned upon Master Landlord's approval that it has no objection thereto and agrees that if such consent of Master Landlord shall not be required, Sublandlord shall not unreasonably withhold or delay its consent to such matter. If Subtenant seeks the approval by or consent of Sublandlord, and Sublandlord fails or refuses to give such consent or approval without committing any violation or breach of this Sublease, Subtenant shall not be entitled to any damages from Sublandlord for any withholding or delay of such approval or consent.

25. Reciprocal Indemnification. Based on the common occupancy of the Building by Sublandlord and Subtenant, the parties indemnity obligations shall be subject to a comparative negligence standard, such that (1) Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, to the extent Sublandlord may incur or pay such losses, costs, damages, expenses and liabilities by reason of. (a) Subtenant's use, occupancy or management of the Sublet Premises; (b) any accidents, damages or injuries to persons or property occurring in, on or about the Sublet Premises and caused by Subtenant; (c) any breach or default hereunder by Subtenant; (d) any work done by Subtenant in or to the Sublet Premises; or (e) any act, omission or negligence occurring in, on or about the Sublet Premises on the part of Subtenant and/or its officers, employees, agents, customers, invitees or any person claiming through or under Subtenant, and (2) Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, to the extent Subtenant may incur or pay such losses, costs, damages, expenses and liabilities by reason of (i) Sublandlord's use, occupancy, or management of the Original Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Retained Premises; (iii) any breach or default hereunder or under the Main Lease by Sublandlord; (iv) any work done by or on behalf of Sublandlord in the Original Premises; or (v) any act, omission or negligence occurring in, on or about the Retained Premises on the part of Sublandlord and/or its officers, employees, agents, customers, invitees or any person claiming through or under Sublandlord.

26. Notice. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be personally delivered, sent by telefax or by reputable overnight courier delivery service or sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublandlord or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the day personally delivered or refused, the next business day after sending by overnight courier as aforesaid or on the third business day after mailing as aforesaid. All notices, consents, approvals, demands, and requests given to Sublandlord or Subtenant shall be addressed as follows:

If to Sublandlord, to:	Anacomp, Inc.
15378 Avenue of Science San Diego, CA 92128
Attn: Corporate Real Estate Facsimile: 858-716-3750

with a copy to:	Anacomp, Inc. 15375 Avenue of Science San Diego, CA 92128 Attn: Legal Department Facsimile: 858-716-3771

If to Subtenant, to:	American Technology Corporation 15378 Avenue of Science, Suite ___ San Diego, CA 92128 Attn: Michael A. Russell Facsimile: 858-486-3471

or to such other address as such party may indicate by a notice given to the other party in accordance with this Section 26. If Subtenant's suite number is not known as of the date of this Sublease, Subtenant will provide such information to Sublandlord in writing promptly after it becomes known to Subtenant.

27. Termination of Main Lease. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date, Sublandlord shall not be liable to Subtenant by reason thereof unless both (a) Subtenant shall not then be in default hereunder, and (b) such termination shall have been effected because of the breach or default of Sublandlord as tenant under the Main Lease or this Sublease.

28. Insurance. Subtenant shall provide and maintain throughout the tern of this Sublease a policy or policies of comprehensive public liability insurance in standard form naming Sublandlord and Master Landlord as additional insureds and otherwise complying with the Main Lease. Reasonable satisfactory evidence of such insurance shall be delivered to Sublandlord by Subtenant upon request. Subtenant shall procure and pay for renewals or replacements of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublandlord such renewal or replacement policy or binder or other reasonably satisfactory evidence of such insurance at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the state where the Sublet Premises is located, and contain a provision whereby the same cannot be canceled or modified unless Sublandlord is given at least 30 days' prior written notice by certified or registered mail of such cancellation or modification.

29. Right to Cure.

29.1 Right to Cure Subtenant's Defaults and Damages. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublandlord shall have the right, but not the obligation, after five days' notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublandlord within twenty (20) days after Subtenant's receipt of invoices therefor all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of 10% on an annualized basis or the then maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

29.2 Right to Cure Sublandlord's Defaults and Damages. If Sublandlord shall at any time fail to make any payment or perform any other obligation of Sublandlord under the Main Lease within the applicable cure period, if any, then Sublandlord shall have the right, but not the obligation, after five days' notice to Sublandlord, or without notice to Sublandlord in the case of any emergency, and without waiving or releasing Sublandlord from any obligations of Sublandlord hereunder, to make such payment or perform such other obligation of Sublandlord in such manner and to such extent as Master Landlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Sublandlord shall pay to Subtenant within twenty (20) days after Sublandlord's receipt of invoices therefor all sums so paid by Subtenant and all incidental costs and expenses of Subtenant in connection therewith, together with interest thereon at the rate of 10% on an annualized basis or the then maximum rate of interest which may lawfully be collected from Sublandlord, whichever shall be less, from the date of the making of such expenditures.

30. Remedies of Sublandlord.

30.1 "Default" shall mean a material default by Subtenant under any provision of this Sublease which default has not been cured within any applicable grace or cure period (as such grace and cure periods are set forth in Section 19.1 of the Main Lease, as incorporated herein by Article 8).

30.2 If a Default occurs, Sublandlord shall have, in addition to all its rights and remedies contained in the Incorporated Provisions, the following rights and remedies, all of which are distinct, separate and cumulative, and none of which will exclude any other right or remedy allowed by law:

(a) Sublandlord may, with or without notice of such election and with or without entry or other action by Sublandlord, immediately terminate this Sublease, in which event the Term of this Sublease shall end and all right, title, and interest of Subtenant hereunder shall expire; or

(b) Sublandlord may enforce the provisions of this Sublease and may enforce and protect the rights of Sublandlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement herein or for the enforcement of any other appropriate legal or equitable remedy, including the recovery of all moneys due or to become due under any of the provisions of this Sublease.

30.3 Subtenant will pay upon demand all of Sublandlord's costs, charges, and expenses, including reasonable attorneys' fees, and fees and expenses of agents and others retained by Sublandlord in any litigation, negotiation or transaction in which Sublandlord seeks to enforce the terms or provisions of this Sublease.

31. Dual Broker. The parties each acknowledge the following: (i) CB Richard Ellis, Inc. ("Broker") has represented both Sublandlord and Subtenant in connection with this Sublease; (ii) they were timely advised of such dual representation by the Broker, they consent to such dual representation, and they do not expect Broker to disclose to either of them confidential information of the other party; and (iii) no person or entity other than Broker had any part, or was instrumental in any way, in bringing about this Sublease. Sublandlord agrees to pay to Broker a brokerage commission equal to four percent (4%) of the Rent received by Sublandlord during the first sixty (60) months of the Tern and two percent (2%) of the Rent received by Sublandlord during the remaining balance of the Term. Such brokerage commission shall be paid in two installments: (i) fifty percent (50%) upon execution of this Sublease by Sublandlord and Subtenant and the Consent to Sublease by Master Landlord; and (ii) fifty percent (50%) upon the Commencement Date. Sublandlord and Subtenant each hereby represents and warrants to the other that it has not incurred any liability for a commission or fee to any real estate broker or agent in connection with this Sublease, other than Broker, whose commission will be paid by Sublandlord in accordance with the terms above. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims for commissions, finders fees or similar compensation resulting from the actions of the indemnifying party that are inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

32. No Waiver. The failure of Sublandlord or Subtenant to insist in any one or more cases upon the strict performance or observance of any obligation of the other hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of or any right or option. Sublandlord's receipt and acceptance of Rent, or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

33. Incorporation. All of the Recitals set forth above, and all of the exhibits attached hereto, are hereby incorporated by reference into this Sublease.

34. Complete Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any other manner other than by a written agreement executed by both parties.

35. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

36. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the state where the Sublet Premises is located. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Sublease shall be construed without regard to any presumption or other vile requiring construction against the party causing this Sublease to be drafted.

37. Holding Over. Subtenant shall pay Sublandlord a sum for each day that Subtenant retains possession of the Sublet Premises or any part thereof after termination of this Sublease, by lapse of time or otherwise, equal to 200% of the Base Rent that Subtenant is otherwise obligated to pay under this Sublease at the time of such termination (i.e., the same rate payable by Sublandlord to Master Landlord under Article 16 of the Main Lease).

38. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

39. Default by Sublandlord. Sublandlord shall be in default of this Sublease (a "Sublandlord Default") if it shall fail to perform any duty or obligation imposed upon it under the Main Lease, and Sublandlord fails to cure such default during such time periods provided for by Master Landlord; if Sublandlord shall be in default under Section 19.1.3 of the Main Lease; or if Sublandlord shall fail to perform any duty or obligation imposed upon it by this Sublease, and such failure shall continue for a period of thirty (30) days after written notice thereof from Subtenant (provided, however. that if any such action is reasonably likely to result in any interference with Subtenant's rights under this Sublease, then such thirty (30) day period shall not be applicable and Subtenant may immediately take any action necessary to protect its rights hereunder, including, but not limited to, drawing amounts available under the Letter of Credit); provided, however, that if the event for which the notice is given is of a nature that may not reasonably be performed within said thirty (30) day period, Sublandlord shall not be in default for so long as Sublandlord commences its performance within said thirty day period and diligently pursues it to conclusion. Upon the occurrence of a Sublandlord Default under this Sublease or the Main Lease, Subtenant may exercise all rights or remedies Subtenant may have for such default at law or in equity, including the termination of this Sublease upon no less than five (5) additional business days notice thereof to Sublandlord. Any costs and expenses incurred by Subtenant to cure such Sublandlord Default shall be reimbursed by Sublandlord within ten (10) business days after written demand. If Sublandlord is in default of this Sublease after written notice and expiration of a reasonable time period, Subtenant may perform for Sublandlord and submit written demand for repayment to Sublandlord. Sublandlord shall reimburse Subtenant for its reasonable out-of-pocket expenses within ten (10) business days from receipt of invoice.

40. Quiet Enjoyment. Subject to the provisions of this Sublease, Sublandlord covenants that so long as Subtenant is not in default in the performance of its covenants and agreements under this Sublease beyond all applicable cure periods, Subtenant's quiet and peaceable enjoyment of the Sublet Premises shall not be disturbed or interfered with by Sublandlord or any person claiming by, through or under Sublandlord.

41. Mailing Address. As soon as reasonably possible after the Commencement Date, Subtenant shall obtain a separate mailing address for the Sublet Premises, without affecting or changing the current mailing address for the Retained Premises.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.
SUBLANDLORD:	SUBTENANT:

ANACOMP, INC., an Indiana corporation	AMERICAN TECHNOLOGY CORPORATION a Delaware corporation

By: /s/ Paul Najar	By: /s/ Rose Tomich-Litz
Print Name: Paul Najar	Print Name: Rose Tomich-Litz
Title: EVP	Title: VP, Operations

By:	By: /s/ John R. Zavoli
Print Name:	Print Name: John R. Zavoli
Title:	Title: President

CONSENT TO SUBLEASE
[To be attached using Kilroy form of consent]

EXHIBIT A
Description of Sublet Premises

EXHIBIT B
Copy of the Main Lease

[See Attached]

EXHIBIT C
Inventory of Furniture. Fixtures and Equipment in Sublet Premises

Quantity	Description of Personal Property

19	9x12 cubes each with 1 ea 2 drawer file and 1 ea 3 drawer file
I	conference room table with 11 chairs
3	desks
4	desks w/returns
3	credenzas

EXHIBIT D

Lobby Improvements
(attached hereto)

8
9
10
FFICE
105
F
E
LOBBY
100
DEMO PARTIAL TILES ONLY
DEMO CARPET TILE - PATCH, REPAIR & PREP FOR TILE

FINISH DEMO PLAN
SCALE: 1/8" = 1'-0"

8
9
10
ST-2
ST-1
F
E
LOBBY
100
PI
PAINT ALL WALLS TO MATCH EXISTING
PI
PAINT BOTH SIDES OF NEW PARTITION

FINISH PLAN
SCALE: 1/8" = 1'-0"

FINISH LEGEND
ALL FINISHES TO MATCH EXISTING (U.O.N.)

ST-1 — TILE - LOBBY
16 X 16 PORCELIN TILE-MATTE FINISH
FLAUIKER-SINE TEMPORE
COLOR: # 6390 BIANCO
CONTACT KARA DELEON AT 6193011226

ST-2 — TILE - LOBBY
12 X 24 PORCELIN TILE-POLISHED
CHROMTECH #10316
COLOR: ROC ARGENT

STB — STONE BASE- 4" x 16" BULLNOSE
TO MATCH ST-1
6390 BIANCO- MATTE FINISH

PI — PAINT - MATCH TO EXISTING, VERIFY IN FIELD
FRAZEE -181 WHITE SHADOW, FLAT FINISH

Drawing Date: 12-16-05 Scale: AS NOTED	Check By: KT Drawn By: BLL	Job Number: 05223.T50	Tenant Improvement Plans for: AMERICAN TECH. CORP. RECEPTION AREA 15378 AVENUE OF SCIENCE SAN DIEGO, CALIFORNIA	APPROVAL: Client Signature / Date	SmithConsultingArchitects	Sheet Number TI-2

8
9
10
F
E
LOBBY
100
ANACOMP LOBBY
EQUAL
EQUAL

FLOOR PLAN (NOTE: FURNITURE & RECEPTION COUNTER N.I.C.)

SCALE: 1/8" = 1'-0"

TOP TRACK
BASE EA. SIDE PER PLAN

PARTITION DETAIL

N.T.S. (A)

THICK GLASS BLOCKS

(C) ELEVATION (EXISTING - FOR REFERENCE ONLY)

SCALE: 1/8" = 1'-0"

2'-0"
1'-4"
OPEN TO ABOVE
EXISTING PERIMETER SOFFIT
BLOCKS TO MATCH EXISTING
EQ.
EQ.
2'-1"

(B) ELEVATION

SCALE: 1/8" = 1'-0"

Drawing Date: 12-16-05	Check By: KT	Job Number: 05223.T50	Tenant Improvement Plans for: AMERICAN TECH. CORP. RECEPTION AREA 15378 AVENUE OF SCIENCE SAN DIEGO, CALIFORNIA	APPROVAL:	Sheet Number
Scale: AS NOTED	Drawn By: BLL			Client Signature Date	TI-1

SmithConsultingArchitects

ATC SIDE
ANACOMP SIDE
Finished Goods
Storage
Stockroom
Storage